UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): December 9, 2005

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Same

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

Approval of Bonus Plan for Executive Officers.

On December 9, 2005, the Compensation Committee of the Board of Directors of Ariba, Inc. approved a revised bonus plan. The plan applies to the fiscal year ending September 30, 2006, and will remain in effect thereafter until it is modified or terminated by the Compensation Committee. Individuals who are deemed to be “officers” of Ariba for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (“Executive Officers”) are eligible to earn semi-annual cash bonuses under the plan.

An annual target bonus amount is assigned to each participant at the time of his or her hiring and may be modified from time to time thereafter. The semi-annual target bonus amount is equal to 50% of the annual target bonus amount. In general, 50% of the actual semi-annual bonus is determined on the basis of Ariba’s semi-annual operating profit, 25% is determined on the basis of Ariba’s semi-annual revenue and 25% is determined on the basis of performance and non-financial measures applicable to the participant (the “MBO Portion”). As soon as reasonably practicable after the beginning of a fiscal year, the Compensation Committee determines for each fiscal half-year in that year the amounts of revenue and operating profit that will be required to achieve specified bonus levels. The Compensation Committee may adjust the amount of Ariba’s revenue or operating profit, or both, to exclude extraordinary expenses or benefits. When the actual amounts of revenue and operating profit for a fiscal half-year have been determined, each participant’s actual semi-annual bonus is calculated. After the close of each fiscal half-year, the Compensation Committee determines the MBO Portion of each participant’s semi-annual bonus, based on the recommendations of the Chief Executive Officer (except in the case of the Chief Executive Officer). All calculations for the second fiscal half-year are performed on a cumulative full-year basis, and the semi-annual bonus calculated on that basis is then reduced by the semi-annual bonus or bonuses already paid for the same fiscal year.

In the case of the Chief Commercial Officer, Ariba’s semi-annual bookings replace part of semi-annual operating profit as a performance measure, such that 25% of the actual semi-annual bonus is determined on the basis of Ariba’s semi-annual bookings, 25% is determined on the basis of Ariba’s semi-annual operating profit, 25% is determined on the basis of Ariba’s semi-annual revenue and 25% is the MBO Portion. As soon as reasonably practicable after the beginning of the fiscal year, the Compensation Committee determines for each fiscal half-year in that year the amount of bookings that will be required to achieve specified bonus levels.

Approval of Target Bonuses for FY 2006.

The Compensation Committee determined that the annual target bonuses of the Executive Officers under the bonus plan described above will be as follows for fiscal year 2006:

Robert M. Calderoni	$400,000
Kevin S. Costello	$250,000
James W. Frankola	$150,000
H. Tayloe Stansbury	$150,000
Kent L. Parker	$150,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: December 13, 2005	By:	/s/ JAMES W. FRANKOLA
James W. Frankola
Executive Vice President and Chief Financial Officer